Exhibits 5.2 and 23.3

[Opinion of]

REED SMITH LLP

November 10, 2011
WhiteSmoke, Inc.
Kehilat Saloniki 11, 2nd Floor
Tel Aviv, Israel, 69513

Ladies and Gentlemen:

We have acted as counsel to WhiteSmoke, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-174160) , as amended (the “Registration Statement”).  The Registration Statement includes a selling securityholder prospectus (the “Selling Securityholder Prospectus”) which relates to the resale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to 261,267 shares of the Company’s common stock, par value $0.01 per share (the “Securities”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion, the Securities to be issued to the Selling Shareholders upon the conversion of their convertible notes and exercise of warrants as described in the Selling Securityholder Prospectus have been duly and validly authorized for issuance and when the Securities have been sold by the Selling Securityholders as described in the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP
DIG/RKM
505693.20001